Exhibit 99.2

FOR IMMEDIATE RELEASE

FUBO EXCEEDED Q1 2024 GUIDANCE IN NORTH AMERICA, DELIVERING 1.511M PAID SUBSCRIBERS, $394M TOTAL REVENUE

COMPANY ACHIEVED DOUBLE DIGIT YEAR-OVER-YEAR INCREASES ACROSS KEY PERFORMANCE METRICS IN NORTH AMERICA, INCLUDING 21% AD REVENUE GROWTH

NEW YORK – MAY 3, 2024 – FuboTV Inc. (d/b/a/ Fubo) (NYSE: FUBO), the leading sports-first live TV streaming platform, today announced its financial results for the first quarter ended March 31, 2024.

Fubo again exceeded expectations in North America, closing the first quarter with double digit year-over-year (YoY) growth, delivering 1.511 million paid subscribers, up 18% YoY, and $394 million in total revenue, up 24% YoY. The Company continued to accelerate YoY ad revenue growth, increasing 21% in the first quarter compared to prior year. Additionally, Fubo delivered $84.54 average revenue per user (ARPU), up 10% YoY.

In the Rest of World (ROW), the Company delivered 397,000 paid subscribers, up 5% YoY, and $8.4 million total revenue, up 7% YoY, during the quarter. ARPU reached $7, up 7% YoY. ROW includes the results of Molotov, the French live TV streaming service acquired by Fubo in December 2021.

Fubo achieved 7% gross margin (globally), representing a 588 (bps) YoY improvement.

Net Loss from continuing operations in the first quarter was $56.3 million, leading to an earnings per share (EPS) loss of $0.19. This compares favorably to a Net Loss from continuing operations of $83.4 million, or an EPS loss of $0.37 in the first quarter of 2023. Adjusted EPS in the first quarter improved to a loss of $0.11, compared to an adjusted EPS loss of $0.27 in the first quarter of 2023. Adjusted EPS excludes the impact of stock-based compensation, amortization of intangibles and amortization of debt premium (discount), net.

The Company achieved $10 million improvement in net cash used in operating activities YoY. Additionally, Fubo achieved a $10 million improvement in Free Cash Flow and a $18 million improvement in AEBITDA during the first quarter compared to the same period in 2023. These improvements represent the 5th consecutive quarter of YoY improvements in these metrics.

Fubo continued to maintain a strong balance sheet and healthy liquidity position, ending the quarter with $175 million in cash, cash equivalents and restricted cash. Fubo believes it has sufficient liquidity to fund its current operating plan as it progresses towards its 2025 profitability goal, setting aside any potential impact of the JV discussed below.

The Company continues to believe in the merits of its antitrust lawsuit filed against The Walt Disney Company, FOX Corp. and Warner Bros. Discovery regarding the planned launch of a sports streaming joint venture (JV). Fubo is encouraged by the public support of companies such as DIRECTV and Dish, as well as the Court’s recent decision to set a hearing date for its preliminary injunction motion. Reports of the Department of Justice’s ongoing investigation and congressional inquiries are also encouraging. Fubo believes customers deserve choice, fair pricing and innovative products, and this is only possible in a competitive streaming marketplace.

Guidance

Given the many unknowns related to the potential launch of the JV, including the outcome of the antitrust lawsuit and reported Department of Justice investigation, the Company’s guidance and planned path to profitability do not reflect any potential impact of the JV launch to its business.

North America

Second Quarter 2024: Fubo is projecting 1,275,000 to 1,295,000 subscribers, representing 10% YoY growth at the midpoint, and $357.5 to $367.5 million total revenue, representing 19% YoY growth at the midpoint.

Full Year 2024: Fubo is projecting 1,675,000 to 1,695,000 subscribers, representing 4% YoY growth at the midpoint, and $1.525 to $1.545 billion total revenue, representing 15% YoY growth at the midpoint.

Fubo’s projection of revenue growth outpacing subscriber growth reflects the Company’s expectation of continued ARPU expansion and improved unit economics. Subscriber growth reflects conservatism in the Company’s outlook and, in particular, exposure to potential industry volatility, as well as Fubo’s intention to maintain discipline in subscriber acquisition costs relative to monetization, but does not reflect any potential impact of the JV launch.

ROW

Second Quarter 2024: Fubo is projecting 395,000 to 400,000 subscribers, representing 1% YoY at the midpoint, and $8 to $9 million total revenue, representing 4% YoY growth at the midpoint.

Full Year 2024: Fubo is projecting 395,000 to 405,000 subscribers, representing a -2% YoY decline at the midpoint, and $33 to $35 million total revenue, representing 4% YoY growth at the midpoint.

Complete first quarter 2024 results are detailed in Fubo’s shareholder letter available on the company’s IR site.

“Fubo’s first quarter 2024 performance builds upon the strong momentum achieved in the prior year, with double digit paid subscribers, total revenue and ad revenue growth in North America,” said David Gandler, co-founder and CEO, Fubo. “Our results further underscore continued solid execution on our long-term strategy. We continue to operate efficiently and effectively as we execute on our mission to delight consumers with an aggregated sports entertainment offering delivered through a personalized and intuitive streaming experience.”

Gandler continued: “We continue to believe in the merits of our antitrust lawsuit against the sports streaming JV partners and thank those who have publicly supported us. We are encouraged by reports of the Department of Justice’s investigation and look forward to our preliminary injunction hearing in August. Fubo believes if all distributors were offered fair terms, the consumer could have multiple and robust sports streaming options to choose from, access to just the channels they want, and at a price that’s right for them.”

“As we look ahead, the Fubo team remains focused on the core business as well as making progress against our strategic priorities,” said Edgar Bronfman Jr., executive chairman, Fubo. “We are balancing our profitability targets and growth while advancing in our technology capabilities, features and content. Over the past seven quarters, Fubo has consistently met or exceeded guidance and expanded ARPU in a challenging macro environment, all the while delivering a world-class viewing experience for consumers. We remain confident in our ability to build on this success while aggressively working to establish a more fair and equitable playing field for Fubo, other media industry participants and above all, consumers.”

Live Webcast

CEO, Gandler and CFO, John Janedis will host a live conference call today at 8:30 a.m. ET to deliver brief remarks followed by Q&A. The live webcast will be available on the Events & Presentations page of Fubo’s investor relations website. An archived replay will be available on Fubo’s website following the call. Participants should join the call 10 minutes in advance to ensure that they are connected prior to the event.

About Fubo

With a global mission to aggregate the best in TV, including premium sports, news and entertainment content, through a single app, FuboTV Inc. (d/b/a Fubo) (NYSE: FUBO) aims to transcend the industry’s current TV model. The company operates Fubo in the U.S., Canada and Spain and Molotov in France.

In the U.S., Fubo is a sports-first cable TV replacement product that aggregates more than 300 live sports, news and entertainment networks and is the only live TV streaming platform with every Nielsen-rated sports channel (source: Nielsen Total Viewers, 2023). Leveraging Fubo’s proprietary data and technology platform optimized for live TV and sports viewership, subscribers can engage with the content they are watching through an intuitive and personalized streaming experience. Fubo has continuously pushed the boundaries of live TV streaming. It was the first virtual MVPD to launch 4K streaming and MultiView, which it did years ahead of its peers, as well as Instant Headlines, a first-of-its-kind AI feature that generates contextual news topics as they are reported live on air.

Learn more at https://fubo.tv

Basis of Presentation – Continuing Operations

In connection with the dissolution of Fubo Gaming, Inc. and termination of Fubo Sportsbook, the assets and liabilities and the operations of our former wagering reportable segment are presented as discontinued operations in our consolidated financial statements. With respect to our continuing operations, we operate as a single reportable segment. Financial information presented in this release reflects Fubo’s results on a continuing operations basis, which excludes our former wagering reportable segment.

Key Performance Metrics and Non-GAAP Measures

Paid Subscribers

We believe the number of paid subscribers is a relevant measure to gauge the size of our user base. Paid subscribers (“subscribers”) are total subscribers that have completed registration with Fubo, have activated a payment method (only reflects one paying user per plan), from which Fubo has collected payment in the month ending the relevant period. Users who are on a free (trial) period are not included in this metric.

Average Revenue per User (ARPU)

We believe ARPU provides useful information for investors to gauge the revenue generated per subscriber on a monthly basis. ARPU, with respect to a given period, is defined as total Subscription revenue and Advertising revenue recognized in such period, divided by the average daily paid subscribers in such period, divided by the number of months in such period. Advertising revenue, like Subscription revenue, is primarily driven by the number of subscribers to our platform and per-subscriber viewership such as the type of, and duration of, content watched on platform. We believe ARPU is an important metric for both management and investors to evaluate the Company’s core operating performance and measure our subscriber monetization, as well as evaluate unit economics, payback on subscriber acquisition cost and lifetime value per subscriber. In addition, we believe that presenting a geographic breakdown for North America ARPU and ROW ARPU allows for a more meaningful assessment of the business because of the significant differences in both Subscription revenue and Advertising revenue generated on a per subscriber basis in North America when compared to ROW due to our current subscription pricing models and advertising monetization in the two geographic regions.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure defined as Net Loss from Continuing Operations, adjusted for depreciation and amortization, stock-based compensation, income tax provision (benefit), other (income) expenses, and one-time non-cash expenses.

Adjusted EPS (Earnings per Share)

Adjusted EPS is a non-GAAP measure defined as Adjusted Net Loss divided by weighted average shares outstanding.

Gross Profit and Gross Margin (GAAP)

Gross Profit is defined as Revenue less Subscriber related expenses and Broadcasting and transmission. Gross Margin is defined as Gross Profit divided by Revenue. We believe these measures are useful because they represent key profitability metrics for our business and are used by management to evaluate the performance of our business, including measuring the cost to deliver our product to subscribers against revenue.

Free Cash Flow

Free Cash Flow is a non-GAAP measure defined as net cash used in operating activities - continuing operations, reduced by capital expenditures (consisting of purchases of property and equipment), purchases of intangible assets and capitalization of internal use software. We believe Free Cash Flow is an important liquidity measure of the cash that is available for operational expenses, investments in our business, strategic acquisitions, and for certain other activities such as repaying debt obligations and stock repurchases. Free Cash Flow is a key financial indicator used by management. Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. The use of Free Cash Flow as an analytical tool has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures. Because of these limitations, Free Cash Flow should be considered along with other operating and financial performance measures presented in accordance with GAAP..

Reconciliation of Key Performance Metrics and Non-GAAP Financial Measures

Certain measures used in this release, including Adjusted EBITDA, Adjusted EPS and Free Cash Flow, are non-GAAP financial measures. We believe these are useful financial measures for investors as they are supplemental measures used by management in evaluating our core operating performance. Our non-GAAP financial measures have limitations as analytical tools and you should not consider them in isolation or as a substitute for an analysis of our results under GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. First, these non-GAAP financial measures are not a substitute for GAAP financial measures. Second, these non-GAAP financial measures may not provide information directly comparable to measures provided by other companies in our industry, as those other companies may calculate their non-GAAP financial measures differently.

The following tables include reconciliations of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures. The tables also include reconciliations of GAAP Subscription revenue and GAAP Advertising revenue to North America ARPU and ROW ARPU, respectively, each of which is a key performance metric.

fuboTV Inc.

Reconciliation of GAAP Subscription and Advertising Revenue to North America ARPU

(in thousands, except average subscribers and average per user amounts)

Year-over-Year Comparison

	Three Months Ended
	March 31, 2024	March 31, 2023
	As-Reported	As-Reported
Subscription Revenue (GAAP)	$373,714	$300,875
Advertising Revenue (GAAP)	27,469	22,721
Subtract:
ROW Subscription Revenue	(8,143)	(7,618)
ROW Advertising Revenue	(244)	(206)
Total	392,796	315,772
Divide:
Average Subscribers (North America)	1,548,782	1,370,783
Months in Period	3	3
North America Monthly Average Revenue per User (NA ARPU)	$84.54	$76.79

fuboTV Inc.

Reconciliation of Net Loss from Continuing Operations to Non-GAAP Adjusted EBITDA

(in thousands)

Year-over-Year Comparison

	Three Months Ended
	March 31, 2024	March 31, 2023
	As-Reported	As-Reported
Reconciliation of Net Loss from Continuing Operations to Adjusted EBITDA
Net loss from continuing operations	$(56,329)	$(83,368)
Depreciation and amortization	9,261	8,842
Stock-based compensation	12,977	13,688
Other (income) expense	(7,097)	2,022
Income tax provision (benefit)	113	(114)
Adjusted EBITDA	(41,075)	(58,930)

Adjusted EBITDA	(41,075)	(58,930)
Divide:
Revenue	402,347	324,374
Adjusted EBITDA Margin	-10.2%	-18.2%

fuboTV Inc.

Reconciliation of Net Cash Used in Operating Activities - Continuing Operations to Free Cash Flow

(in thousands)

Year-over-Year Comparison

	Three Months Ended
	March 31, 2024	March 31, 2023
	As-Reported	As-Reported
Net cash used in operating activities - continuing operations	$(67,046)	$(77,039)
Subtract:
Purchases of property and equipment	(108)	(102)
Capitalization of internal use software	(3,609)	(3,816)
Purchase of intangible assets	(540)	-
Free Cash Flow	(71,303)	(80,957)

fuboTV Inc.

Reconciliation of Net Loss Attributable to Common Shareholders to Non-GAAP Adjusted Net Loss and Adjusted EPS

(in thousands)

Year-over-Year Comparison

	Three Months Ended
	March 31, 2024	March 31, 2023
	As-Reported	As-Reported
Net loss attributable to common shareholders	$(56,010)	$(83,613)
Subtract:
Net loss from discontinued operations, net of tax	(255)	(256)
Net loss from continuing operations attributable to common shareholders	(55,755)	(83,357)

Net loss from continuing operations attributable to common shareholders	(55,755)	(83,357)
Stock-based compensation	12,977	13,688
Amortization of debt (premium) discount, net	(253)	623
Amortization of intangibles	8,893	8,426
Adjusted net loss from continuing operations	(34,138)	(60,620)

Weighted average shares outstanding:
Basic and diluted	299,363,298	225,461,595

Adjusted EPS from continuing operations	$(0.11)	$(0.27)

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements of FuboTV Inc. (“Fubo”) that involve substantial risks and uncertainties. All statements contained in this press release that do not relate to matters of historical fact are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding our business strategy and plans, industry trends, anticompetitive practices among our competitors and our response plan, including our antitrust lawsuit against the Walt Disney Company, Fox Corporation and Warner Brothers Discovery, our liquidity and anticipated cash requirements, our financial condition, and our anticipated financial performance, including quarterly and annual guidance, expectations regarding profitability and our cash flow and Adjusted EBITDA targets. The words “could,” “will,” “plan,” “intend,” “anticipate,” “approximate,” “expect,” “potential,” “believe” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that Fubo makes due to a number of important factors, including but not limited to the following: our ability to achieve or maintain profitability; risks related to our access to capital and fundraising prospects to fund our financial operations and support our planned business growth; our revenue and gross profit are subject to seasonality; our operating results may fluctuate; our ability to effectively manage our growth; the long-term nature of our content commitments; our ability to renew our long-term content contracts on sufficiently favorable terms; our ability to attract and retain subscribers; obligations imposed on us through our agreements with certain distribution partners; we may not be able to license streaming content or other rights on acceptable terms; the restrictions imposed by content providers on our distribution and marketing of our products and services; our reliance on third party platforms to operate certain aspects of our business; risks related to the difficulty in measuring key metrics related to our business; risks related to preparing and forecasting our financial results; risks related to the highly competitive nature of our industry; risks related to the potential launch of the joint venture by Walt Disney Company, Fox Corporation and Warner Brothers Discovery; risks related to our technology, as well as cybersecurity and data privacy-related risks; risks related to ongoing or future legal proceedings; and other risks, including the effects of industry, market, economic, political or regulatory conditions, future exchange and interest rates, and changes in tax and other laws, regulations, rates and policies. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are discussed in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission (“SEC”), our Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2024 to be filed with the SEC, and our other periodic filings with the SEC. We encourage you to read such risks in detail. The forward-looking statements in this press release represent Fubo’s views as of the date of this press release. Fubo anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing Fubo’s views as of any date subsequent to the date of this press release.

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Investor Contacts

Alison Sternberg, Fubo

asternberg@fubo.tv

JCIR for Fubo

ir@fubo.tv

Media Contacts

Jennifer L. Press, Fubo

jpress@fubo.tv

Bianca Illion, Fubo

billion@fubo.tv